Filed pursuant to Rule 424(B)(3)
File No. 333-161790
Supplement No. 1 to Prospectus

Attached hereto and incorporated by reference herein are 2 Current Reports on Form 8-K which we filed with the Securities and Exchange Commission on November 6, 2009.  This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, dated November 5, 2009, with respect to the sale of 9,726,067 shares of our common stock by certain selling shareholders, including any amendments or supplements thereto.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.  SEE “RISK FACTORS” BEGINNING ON PAGE 6 OF THE PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this supplement is November 9, 2009

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 2, 2009

CYBERDEFENDER CORPORATION
(Exact name of Company as specified in Charter)

California	333-138430	65-1205833
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

617 West 7th Street, Suite 401
Los Angeles, California 90017
 (Address of Principal Executive Offices)

213-689-8631
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The following discussion provides only a brief description of the agreements described below.  The discussion is qualified in its entirety by the full text of the agreements.

On March 24, 2009 we entered into a Media and Marketing Services Agreement (the “Agreement”) with GR Match, LLC (“GRM”).  Pursuant to the Agreement, GRM provides direct response media campaigns, including radio and television direct response commercials, to promote our products and services and purchases media time on our behalf.  Since entering into the Agreement, we have expanded the advertising, marketing, and sale of our products under a private label brand name (the “Private Label Products”).  In order to extend the benefits of the Agreement to the advertising, marketing and sale of the Private Label Products, on October 26, 2009 GRM executed a copy of the Second Amendment to Media and Marketing Services Agreement (the “Second Amendment”), which we received on November 2, 2009.

In conjunction with executing the Second Amendment, we also agreed to modify three warrants that we granted to GRM on March 24, 2009 (the “Warrants”).  Pursuant to the Second Amendment, if any of the Warrants are outstanding and we sell and issue our common stock at a price per share less than the exercise price set forth in the applicable Warrant, as adjusted thereunder (such issuances collectively, a “Lower Priced Issuance”), without the prior written consent of GRM, then 37.5% of any unexpired and unvested rights of GRM to purchase shares of our common stock pursuant to one of the Warrants, which is commonly referred to as the “Media Services Warrant”, shall immediately and automatically vest in full without any notice or action of GRM.  The Media Services Warrant is a 5 year warrant for the purchase of 8,000,000 shares of our common stock at an exercise price of $1.25 per share.  The Media Services Warrant may be exercised only with cash and is subject to vesting as follows:  for each $2 of media placement costs advanced by GRM on our behalf, the right to purchase one share of our common stock vests. A Lower Priced Issuance does not include:  (a) shares of our common stock which are issued to employees, officers, directors or consultants (other than any consultant which engages in any business which is competitive with or provides any services which are similar to the business of or services provided by GRM or any of its affiliates as determined at the time of the Lower Priced Issuance), (b) securities issued upon the exercise or exchange of or conversion of any securities issued and outstanding on the date each of the Warrants was issued, or (c) securities issued pursuant to acquisitions or strategic transactions

On November 2, 2009 we also received from GRM an executed copy of the First Amendment to Securities Purchase Agreement (the “SPA Amendment”), which was also dated October 26, 2009.  The original Securities Purchase Agreement was entered into on June 3, 2009.  Pursuant to the Securities Purchase Agreement, we issued to GRM 1,142,860 shares of our common stock for an aggregate purchase price of $2,000,005, of which $400,000 was to be used for the creation and production by Guthy-Renker of television commercials advertising the Corporation’s products and services (the “Commercial Funds”).

Section 4.5 of the Securities Purchase Agreement provides that we and GRM will use good faith efforts to enter into a license agreement pursuant to which we will grant to GRM a non-exclusive, worldwide license to exploit, advertise, market and sell our Private Label Products for a period that was to expire as of the later of (i) 5 years following the execution of the license agreement or (ii) the expiration or earlier termination of the term of any applicable license agreement relating to the Private Label Products.  By signing the SPA Amendment, Section 4.5 of the Securities Purchase Agreement has been revised to provide that we and GRM will use good faith efforts to enter into a license agreement pursuant to which we will grant to GRM an exclusive, worldwide license to exploit, advertise, market and sell our products under the “doublemyspeed” brand name or such other private label brand name which is mutually agreed to by us and GRM for a period of 5 years, unless otherwise extended, renewed or terminated pursuant to the provisions of the license agreement.

In conjunction with signing the SPA Amendment, GRM has agreed that it will transfer to us the balance remaining of the Commercial Funds, which the parties expect to be approximately $180,000.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1   Second Amendment to Media and Marketing Services Agreement

Exhibit 10.2   First Amendment to Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 6, 2009

CYBERDEFENDER CORPORATION

By:	/s/ Gary Guseinov
Gary Guseinov, Chief Executive Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2009

CYBERDEFENDER CORPORATION
(Exact name of registrant as specified in its charter)

California	333-138430	65-1205833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

617 West 7th Street, Suite 401, Los Angeles, California		90017
(Zip Code)

Registrant’s telephone number, including area code:		(213) 689-8631

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 5, 2009, CyberDefender Corporation (the “Company”) completed the private sale of $2,214,000 in aggregate principal amount of its 8% Secured Convertible Promissory Notes (the “Notes”) to 38 accredited investors.  The Notes are convertible, at the election of the holders, into the Company’s common stock at a conversion price of $2.05 per share.  The Notes are due and payable on April 1, 2011.  The Company has the right, up to and including the trading day immediately prior to the payment due date, to force the holders to convert all or part of the then outstanding principal amount of the Notes, plus accrued but unpaid interest, into shares of the Company’s common stock if the 10-day volume weighted average price (sometimes referred to as “VWAP”) exceeds 250% of the conversion price.  The material terms of the offering were agreed to by the Company and the placement agent on October 1, 2009.  Neither the Notes nor the common stock that may be issued upon the conversion of the Notes have been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The offering was made for the purpose of raising working capital for the Company.

The Company paid its placement agent $154,980 in commissions, equal to 7% of the gross proceeds of the offering, and issued to its placement agent a three year warrant to purchase 77,490 shares of common stock, equal to 3.5% of the Notes, at an exercise price of $2.05 per share.  Except as otherwise disclosed herein, there were no underwriting discounts or other commissions paid in conjunction with the offering.

In conjunction with the sale of the Notes, the Company executed a Security Agreement pursuant to which it granted to the Note holders a first lien security interest, subject only to certain Permitted Liens which are defined in the Security Agreement, in certain collateral to secure payment of the Notes.

The foregoing summary of the key terms and conditions of the offering does not purport to be a complete description thereof, and is qualified in its entirety by reference to the following transaction documents which are attached as exhibits to this Current Report:  (i) form of Securities Purchase Agreement; (ii) form of 8% Secured Convertible Promissory Note, and (iii) form of Security Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference in its entirety.

Item 3.02 Recent Sales of Unregistered Securities.

The information included in Item 1.01 above is incorporated by reference in its entirety.

The offering was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, inasmuch as the securities were issued to accredited investors only without any form of general solicitation or general advertising.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

10.1	Form of Securities Purchase Agreement

10.2	Form of 8% Secured Convertible Promissory Note

10.3	Form of Security Agreement

10.4	Form of Warrant issued to Placement Agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2009
CYBERDEFENDER CORPORATION

	By:	/s/ Gary Guseinov
Gary Guseinov
Chief Executive Officer

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of September 30, 2009 among CyberDefender Corporation, a California corporation (the “Company”), and the purchaser identified on the signature page hereto (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder, the board of directors of the Company has authorized the sale and issuance to the Purchaser and other purchasers who are “accredited investors”  within the meaning of Rule 501 under the Securities Act (collectively, the “Other Purchasers”, and together with the Purchaser, the “Purchasers”) of up to $2,000,000 in aggregate principal amount of the Company’s 8% Secured Convertible Promissory Notes, subject to the terms and conditions of this form of Agreement (the “Offering”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1           Definitions.  In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Notes (as defined herein), and (b) the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.  With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Purchaser will be deemed to be an Affiliate of the Purchaser.

 “Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close and, upon the Company becoming listed or quoted on a Trading Market, except any day that the Common Stock is not traded on the Trading Market.

 “Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Business Day when all of the Transaction Documents have been executed and delivered by the Company and the Purchaser, and all conditions precedent to (i) the Purchaser’s obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities have been satisfied or waived.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, no par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Price” shall have the meaning ascribed to such term in the Notes.

 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

 “GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.16.

“Notes” means the 8% Secured Convertible Promissory Notes in the form of Exhibit A attached hereto due, subject to the terms therein, April 1, 2011, issued by the Company to the Purchasers pursuant to this form of Agreement.

“Note Shares” mean the shares of Common Stock issuable upon conversion of the Notes, including any shares of Common Stock issued in payment of interest thereunder.

“Offering” has the meaning set forth in the recitals hereof.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

 “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Note Shares (including Note Shares issuable as payment of interest), ignoring any conversion or exercise limits set forth therein.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Notes and the Note Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated hereunder.

“Security Agreement” means the Security Agreement between the Company, the Purchaser and the Other Purchasers in the form of Exhibit B hereto.

“Short Sales” shall include all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means the aggregate amount to be paid for the Note purchased hereunder as specified below the Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount”, in United States Dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a).

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Transaction Documents” means this form of Agreement, the Security Agreement, the Notes, and any other documents or agreements executed by the Purchasers in connection with the transactions contemplated hereby.

“Transfer Agent” means Continental Stock Transfer & Trust Company, with a mailing address of 17 Battery Place, New York, NY 10004 and a facsimile number of (212) 616-7616, and any successor transfer agent of the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Business Day from 9:30 a.m. New York City time to 4:02 p.m. New York City time); (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

ARTICLE II.
PURCHASE AND SALE

2.1          Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein and substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchaser agrees to purchase, a Note in principal amount of the Subscription Amount.  The Purchaser shall deliver to the Company immediately available funds via wire transfer equal to the Subscription Amount, the Company shall deliver to the Purchaser the Purchaser’s Note and the Company and the Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. The Closing shall occur upon satisfaction of the conditions set forth in Sections 2.2 and 2.3.

2.2          Deliveries.

(a)          On the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i)	this Agreement duly executed by the Company;

(ii)          a Note in the principal amount equal to the Subscription Amount, registered in the name of the Purchaser; and

(iii)	the Security Agreement, duly executed by the Company.

(b)          On the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i)	this Agreement duly executed by the Purchaser;

(ii)           the  Subscription Amount by wire transfer to the Company in accordance with the wire instructions set forth on Annex A attached hereto; and

(iii)          the Security Agreement, duly executed by the Purchaser.

2.3          Closing Conditions.

(a)           The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)           the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchaser contained herein;

(ii)          all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)         the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)           The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)           the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein;

(ii)          all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)         the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)         there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v)          from the date hereof to the Closing Date, a banking moratorium shall not have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Purchaser, makes it impracticable or inadvisable to purchase the Note at the Closing.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1          Representations and Warranties of the Company.  Except as set forth in the SEC Documents, the Company hereby makes the following representations and warranties to the Purchaser.

(a)           Subsidiaries.  The Company has no subsidiaries, therefore all references in the Transaction Documents to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b)           Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) subject to the Required Approvals, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)           Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Note Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company.  The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Note Shares at least equal to the Required Minimum on the date hereof.

(g)           Capitalization.  The capitalization of the Company is as disclosed in its Quarterly Report on Form 10-Q for the three months ended June 30, 2009.  Except as a result of the purchase and sale of the Securities or otherwise as set forth in such Quarterly Report, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.  The Company has at least 40 shareholders of Common Stock of record prior to the date hereof.

(h)           SEC Documents.    The Company hereby makes reference to the following documents filed by the Company with the Commission, which are available for review on the Commission’s website, www.sec.gov:  (collectively, the “SEC Documents”): (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2008; (b) and Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 2009; and any amendments thereto.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder and none of the SEC Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (except, in the case of unaudited statements, as permitted by the applicable form under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of the Company as of the dates thereof and its consolidated statements of operations, stockholders’ equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments which were and are not expected to have a material adverse effect on the Company, its business, financial condition or results of operations).  Except as and to the extent set forth on the balance sheet of the Company as of June 30, 2009, including the notes thereto, the Company has no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise and whether required to be reflected on a balance sheet or not).

(i)           Material Changes.  Since June 30, 2009, except as disclosed as a subsequent event in the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2009 (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans.

(j)           Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

3.2          Representations and Warranties of the Purchasers.    Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)           Organization; Authority.  If the Purchaser is not an individual, the Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Purchaser if the Purchaser is not an individual.  Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           Own Account.  The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law.  The Purchaser is acquiring the Securities hereunder in the ordinary course of its business if the Purchaser is an entity.

(c)           Purchaser Status.  At the time the Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it converts any Notes it will be either: (i) an “accredited investor” as defined in Rule 501 under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)           Experience of the Purchaser.  The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)           General Solicitation.  The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)           Access to Company Information.  The Purchaser acknowledges that it has been afforded access and the opportunity to obtain all financial and other information concerning the Company that the Purchaser desires (including the opportunity to meet with the Company’s executive officers, either in person or telephonically). The Purchaser has reviewed copies of the SEC Documents and is familiar with the contents thereof, including, without limitation, the risk factors contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and there is no further information about the Company that the Purchaser desires in determining whether to acquire the Securities.

(g)           Broker’s Fees.  Purchaser acknowledges and agrees that the Company may compensate its placement agent, 1st Worldwide Financial Partners, LLC (“1st Worldwide”), in the amount of up to 7% of the Purchaser’s Subscription Amount plus a 3-year warrant to purchase up to 3.5% of the number of shares of Common Stock into which the Purchaser’s Note may be converted as of the Closing Date at an exercise price of $2.05 per share, but only if 1st Worldwide or its sub-agents introduced the Purchaser to the Company.  The Company shall not be obligated to pay any commission, brokerage fee, or finder’s fee based on any alleged agreement or understanding between the Purchaser and a third person in respect of the transactions contemplated hereby.  The Purchaser hereby agrees to indemnify the Company against any claim by any third person for any commission, brokerage fee, finder’s fee, or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the Purchaser and any such third person, whether express or implied from the actions of the Purchaser or anyone acting or purporting to act on behalf of the Purchaser.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1          Transfer Restrictions.

(a)           The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

(b)           The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on the Note in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(c)           If all or any portion of a Note or is converted at a time when the applicable Note Shares may be sold under Rule 144(b)(1)(i) or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Note Shares shall be issued free of all legends.  The Company agrees that at such time as such legend is no longer required under this Section 4.1(c), it will, no later than five Business Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Note Shares, as applicable, issued with a restrictive legend, deliver or cause to be delivered to the Purchaser a certificate representing such shares that is free from all restrictive and other legends.

(d)           The Purchaser agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

4.2          Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.3          Conversion Procedures.  The form of Notice of Conversion included in the Notes set forth the totality of the procedures required of the Purchasers in order to convert the Notes.  No additional legal opinion or other information or instructions shall be required of the Purchasers to convert their Notes.  The Company shall honor conversions of the Notes and shall deliver Note Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.4          Securities Laws Disclosure; Publicity.  The Company shall not consult with Purchasers in issuing any press releases with respect to the transactions contemplated hereby. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Purchaser, except (i) as required by federal securities law in connection with (A) any registration statement and (B) the filing of final Transaction Documents (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law or Trading Market regulations.

4.5          Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.6          [Intentionally Ommitted]

4.7          Reservation and Listing of Securities.

(a)           The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

(b)           If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors of the Company shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date.

(c)           The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on such Trading Market as soon as possible thereafter, if required, (iii) provide to the Purchasers evidence of such listing, if applicable, and (iv) maintain the listing of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market.

4.8          Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of the Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

ARTICE V.
MISCELLANEOUS

5.1           Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.2           Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the 2nd Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4           Amendments; Waivers.  Except as otherwise set forth herein, any provision of this Agreement may be waived, modified, supplemented or amended in a written instrument signed by the Company and Purchasers holding at least 51% in principal amount of the then-outstanding Notes.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  Neither the Company nor the Purchase may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other (other than by merger).

5.7           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.8           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state or federal courts sitting in the City of Los Angeles.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Los Angeles for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.9           Survival.  The representations and, warranties, shall survive the Closing and the delivery, of the Securities, for the applicable statue of limitations.

5.10           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12           Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, in the case of a rescission of a conversion of a Note, the Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion notice.

5.13           Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.14           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15           Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.16           Usury.  To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by the Purchaser in order to enforce any right or remedy under any Transaction Document to which the Purchaser is a party.  Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate.  It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law.  If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Purchaser with respect to indebtedness evidenced by the Purchaser’s Transaction Documents, such excess shall be applied by the Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Purchaser’s election.

5.17           Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CYBERDEFENDER CORPORATION	Address for Notice:

By:	617 West 7th Street, Suite 401
Name: Gary Guseinov	Los Angeles CA 90017
Title: Chief Executive Officer

With a copy to (which shall not constitute notice):

Richardson & Patel, LLP 152 W. 57th Street, 4th Floor New York, NY 10019 Attention: Kevin Friedmann

 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGE TO
CYBERDEFENDER SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by its/his/her respective authorized signatories as of the date first indicated above.

Name of Purchaser: ________________________________________________________

Signature of Authorized Signatory of Purchaser: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Purchaser: ________________________________________________

Facsimile Number of Purchaser: ________________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as above):

Subscription Amount:

EIN Number:  [PROVIDE THIS UNDER SEPARATE COVER]

ANNEX A

WIRE INSTRUCTIONS

BANK NAME:	UNION BANK OF CALIFORNIA
	11661 San Vicente Blvd, Los Angeles, CA 90049
	Telephone:	310 571-4475
	Fax:	310 826-1757
	ABA NUMBER:	122000496
	ACCT. NUMBER:	3000149615
	BENEFICIARY:	CYBERDEFENDER CORPORATION

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: ____________, 2009

Original Conversion Price (subject to adjustment herein): $2.05 USD

$_______________

8% SECURED CONVERTIBLE PROMISSORY NOTE
DUE APRIL 1, 2011

THIS 8% SECURED CONVERTIBLE PROMISSORY NOTE (this “Note”) is one of a series of duly authorized and issued 8% Secured Convertible Promissory Notes of CyberDefender Corporation, a California corporation, having a principal place of business at 617 West 7th Street, Suite 401, Los Angeles, CA 90017 (the “Company”), designated as its 8% Convertible Promissory Notes due April 1, 2011 (the “Notes”).

FOR VALUE RECEIVED, the Company promises to pay to ________________________ or its registered assigns (the “Holder”), the principal sum of $_______________ on April 1, 2011 or such earlier date as this Note is required or permitted to be repaid as provided hereunder (the “Maturity Date”), and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof.  This Note is subject to the following additional provisions:

Section 1.        Definitions.  For the purposes hereof, in addition to the terms defined elsewhere in this Note: (a) capitalized terms not otherwise defined herein have the meanings given to such terms in the Purchase Agreement, and (b) the following terms shall have the following meanings:

1

“Bankruptcy Event” means any of the following events: (i) the Company or any Significant Subsidiary (as such term is defined in Rule 1.02(s) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof; (ii) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (iii) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (iv) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (v) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (vi) the Company or any Significant Subsidiary thereof calls a meeting of substantially all of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (vii) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Conversion Date” shall have the meaning set forth in Section 4(a) hereof.

“Conversion Price” shall have the meaning set forth in Section 4(b) hereof.

“Event of Default” shall have the meaning set forth in Section 7 hereof.

“Forced Conversion” shall have the meaning set forth in Section 6(a).

“Forced Conversion Date” shall have the meaning set forth in Section 6(a).

“Forced Conversion Notice” shall have the meaning set forth in Section 6(a).

“Forced Conversion Notice Date” shall have the meaning set forth in Section 6(a).

“Fundamental Transaction” shall have the meaning set forth in Section 5(c)(iii) hereof.

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“Late Fees” shall have the meaning set forth in Section 2(c) hereof.

“Original Conversion Price” shall be $2.05 USD.

“Original Issue Date” shall mean the date of the first issuance of this Note as provided on the cover page hereof, regardless of the number of transfers of this Note and regardless of the number of instruments which may be issued to evidence this Note.

 “Person” means a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Purchase Agreement” means the Securities Purchase Agreement between the Holder and the Company, pursuant to which this Note is initially purchased, as amended, modified or supplemented from time to time in accordance with its terms.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Section 2.       Interest.

a)      Payment of Interest. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note at the rate of 8% per annum payable on the Maturity Date (except that, if any such date is not a Business Day, then such payment shall be due on the next succeeding Business Day) (each such date, an “Interest Payment Date”) and on each Conversion Date (as to that principal amount then being converted), in (a) the number of Note Shares equal to the aggregate unpaid and accrued interest divided by the Conversion Price, or (b) if this  Note is in default, then the payment shall be made in cash.

b)      Interest Calculations. Interest shall be calculated on the basis of a 360-day year and shall accrue commencing on the Original Issue Date until payment in full of the principal sum, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made.  Interest shall cease to accrue with respect to any principal amount converted, provided that the Company in fact delivers the Note Shares within the time period required by Section 4(c).  Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of Notes (the “Note Register”).

c)      Late Fee.  All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at the rate of 8.00% per annum (or such lower maximum amount of interest permitted to be charged under applicable law) (“Late Fee”) which will accrue from the date such interest is due hereunder through and including the date of payment.

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d)      Prepayment.  The Company has the right to prepay this Note any time with 30 days notice (the “Prepayment Notice Period”) without premium or penalty. The right to convert by the Holder remains active during the Prepayment Notice Period.

Section 3.       Registration of Transfers and Exchanges.

a)      Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same.  No service charge will be made for such registration of transfer or exchange.

b)      Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c)      Reliance on Note Register. Prior to due presentment to the Company for transfer of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4.       Conversion.

a)      Voluntary Conversion. At any time after the Original Issue Date and until payment hereof in full (including interest), this Note shall be convertible into Note Shares at the option of the Holder, in whole or in part at any time and from time to time.  The Holder shall effect conversions by delivering to the Company the form of Notice of Conversion attached hereto as Annex A (a “Notice of Conversion”), specifying therein the principal amount of Notes and interest thereon to be converted and the date on which such conversion is to be effected (a “Conversion Date”).  If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is received hereunder.  To effect conversions hereunder, the Holder shall not be required to physically surrender Notes to the Company unless the entire principal amount of this Note plus all accrued and unpaid interest thereon has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion.  The Holder and the Company shall maintain records showing the principal amount converted and the date of such conversions.  The Company shall deliver any objection to any Notice of Conversion promptly, but in no event later than 2 Business Days of receipt of such notice.  In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.  Conversion Notices shall be irrevocable.

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b)    Conversion Price.  The conversion price in effect on any Conversion Date shall be equal to the Original Conversion Price or the price as adjusted pursuant to Section 5 herein, as the case may be (the “Conversion Price”).

c)    Mechanics of Conversion.

 i.           Note Shares Issuable Upon Conversion.  The number of shares of Note Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted plus all accrued and unpaid interest thereon by (y) the Conversion Price.

 ii.          Delivery of Certificate Upon Conversion.  Not later than 10 Business Days after any Conversion Date, the Company will deliver to the Holder a certificate or certificates representing the Note Shares representing the number of shares of Note Shares being acquired upon the conversion of this Note or a portion of this Note.

 iii.         Reservation of Certificates. Certificates for the Note Shares on conversion of this Note shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 5.       Certain Adjustments.

a)      Stock Dividends and Stock Splits.  If the Company, at any time while this Note is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Note), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event.  Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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b)      Calculations.  All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 5, the number of shares of Common Stock outstanding as of a given date shall be the sum of the aggregate number of issued and to be converted shares of Common Stock (excluding treasury shares, if any) outstanding.

c)     Notice to Holders.

 i.           Adjustment to Conversion Price.  Whenever the Conversion Price is adjusted pursuant to this Section 5, the Company shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

 ii.          Notice to Allow Conversion by Holder.  If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be mailed to the Holder at the Holder’s last address appearing on the  stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to convert this Note during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

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 iii.         Fundamental Transaction. If, at any time while this Note is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person where the Company is not the surviving corporation, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Note Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”).  For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new Note consistent with the foregoing provisions and evidencing the Holder's right to convert such Note into Alternate Consideration. The Company will utilize its best efforts to ensure that terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.  Failure to obtain such terms by the Company shall not cause an Event of Default and the Holder shall then be required to convert in accordance with the terms of the Fundamental Transaction.

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Section 6.       Forced Conversion

a)      Forced Conversion.  Notwithstanding anything herein to the contrary, if, at any time following the Original Issue Date up to and including the Trading Day preceding the Maturity Date, the 10-day VWAP exceeds 250% of the then applicable Conversion Price, the Company may, within 5 Trading Days, deliver a written notice to the Holder (a “Forced Conversion Notice” and the date such notice is delivered to the Holder, the “Forced Conversion Notice Date”) to cause the Holder to convert all or part of the then outstanding principal amount of Note plus, if so specified in the Forced Conversion Notice, accrued but unpaid interest owing to the Holder pursuant to Section 4, it being agreed that the “Conversion Date” for purposes of Section 4 shall be deemed to occur on the third Trading Day following the Forced Conversion Notice Date (such third Trading Day, the “Forced Conversion Date”).

Section 7.       Events of Default.

a)      “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

 i.          any default in the payment of (A) the principal of amount of this Note, or (B) interest (including Late Fees) onthis Note, in each case free of any claim of subordination, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured, within 20 Business Days;

 ii.          the Company shall fail to deliver certificates representing Note Shares issuable upon a conversion or redemption hereunder that comply with the provisions hereof prior to the 15th Business Day after such shares are required to be delivered hereunder, or the Company shall provide written notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversion or redemption of this Note  in accordance with the terms hereof;

 iii.         the Company shall fail to have available a sufficient number of authorized and unreserved shares of Common Stock to issue to the Holder upon a conversion hereunder;

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 iv.        there shall have occurred a Bankruptcy Event;

b)    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the full principal amount of this Note, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, at the Holder’s election, immediately due and payable in cash. Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at the rate of 15% per annum, or such lower maximum amount of interest permitted to be charged under applicable law.  When this Note shall have been paid in full in accordance herewith, the Holder shall promptly surrender this Note to or as directed by the Company.  The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Note holder until such time, if any, as the full payment under this Section shall have been received by it.  No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 8.       Miscellaneous.

a)      Notices.  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered either personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the Company at the address set forth above, facsimile number  213.689.8640, Attn: Chief Financial Officer or such other address or facsimile number as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section, with any fax delivery followed up by overnight delivery service.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, then at the principal place of business of the Holder, if any.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) if personally delivered, upon actual receipt by the party to whom such notice is required to be given.

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b)      Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and interest of this Note at the time, place, and rate, and in the coin or currency, herein prescribed.  This Note is a direct debt obligation of the Company.  This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.

c)      Secured Obligation.     The obligations of the Company under this Note are secured by all assets of the Company and each Subsidiary pursuant to the Security Agreement, dated as of September 30, 2009, between the Company, the Subsidiaries of the Company and the Secured Party (as defined herein).

d)      Lost or Mutilated Note.  If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note (as adjusted for any conversions) so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

e)      Governing Law.  Any and all actions brought by the Company or Holder under this Note shall be brought in the state or federal courts located in the City of Los Angeles, California  If either party shall commence an action to enforce any provisions of the Transaction Documents, then the prevailing party in such action after obtaining a final, non-appealable judgment shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

f)       Waiver.  Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note.  The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note.  Any waiver must be in writing.

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g)      Severability.  If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

h)      Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

i)       Headings.  The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

j)       Amendment.  This Note may be modified or amended or provisions hereof waived with the written consent of the Company and the Holder(s) of at least 51% of the then outstanding principal amount of all of the Notes.

*********************

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IN WITNESS WHEREOF, the Company has caused this 8% Convertible Promissory Note to be duly executed by a duly authorized officer as of the date first above indicated.

CYBERDEFENDER CORPORATION

By:
Gary Guseinov
Chief Executive Officer

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ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 8% Convertible Promissory Note of CyberDefender Corporation, a California corporation (the “Company”), due April 1, 2011, into ________ Note Shares, no par value  per share (the “Note Shares”), of the Company according to the conditions hereof, as of the date written below.  If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

Date to Effect Conversion:     _______________________

Principal Amount of Note(s) to be converted:  $  ___________

Note Shares issuable:___________

Interest Payment shares issuable:_______

Total shares issuable:________________

Signature:       ___________________________

Name:

Address:

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SECURITY AGREEMENT

This Security Agreement (“Agreement”) is made as of September ___, 2009 by and between CyberDefender Corporation, a California corporation (the “Debtor”), and the holder or holders of the Note described herein (collectively, the “Secured Party”).

A.           Pursuant to one or more 8% Secured Convertible Promissory Notes (collectively, the “Note”) of even date herewith between the Debtor and the Secured Party, the Secured Party has loaned an aggregate of $__________ to the Debtor.

B.           As a condition to loaning money under the Note, the Secured Party has required the execution and delivery of this Agreement by the Debtor.

ACCORDINGLY, in consideration of the mutual covenants contained in the Note and herein, the parties hereby agree as follows:

1.	Definitions. The following terms have the meanings set forth below:

Terms defined in UCC. The following terms, when used herein (whether or not capitalized), shall have the meanings given them in the UCC, except that (i) for purposes of this Agreement, the meaning of such terms will not be limited by reason of any limitation on the scope of the UCC, whether under Section 9-109 of the UCC, by reason of federal preemption or otherwise, and (ii) to the extent the definition of any category or type of Collateral is expanded by any amendment, modification or revision to the UCC, such expanded definition will apply automatically as of the date of such amendment, modification or revision:

“Account”
“Chattel paper”
“Commercial tort claim”
“Consumer goods”
“Deposit account”
“Document”
“Equipment”
“General intangible”
“Instrument”
“Inventory”
“Investment property”
“Letter-of-credit right”
“Letter of credit”
“Money”
“Payment intangible”

“Collateral” means all right, title and interest of the Debtor in and to all of its assets, including, but not limited to, accounts, chattel paper, commercial tort claims, consumer goods, deposit accounts, documents, equipment, general intangibles, instruments, inventory, investment property, letter-of-credit rights, letters of credit, and money, whether now owned or hereafter acquired.  Collateral shall not include under any circumstances any of the intellectual property of the Company.

“Event of Default” has the meaning specified in the Note.

“Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments due under leases required to be capitalized in accordance with U.S. GAAP.

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“Lien” means any mortgage, deed of trust, lien, pledge, security interest or other charge or encumbrance, of any kind whatsoever, including but not limited to the interest of the lessor or titleholder under any capitalized lease, title retention contract or similar agreement.

“Obligations” means the Company’s monetary obligations under the Note.

“Permitted Indebtedness” means (a) the Indebtedness of the Company existing on the Original Issue Date, (b) lease obligations and purchase money indebtedness incurred in connection with the acquisition of capital assets and lease obligations with respect to acquired or leased assets, (c) indebtedness to a commercial lender, and (d) “Payment Obligations”, as defined in that certain Media and Marketing Services Agreement, dated as of March 24, 2009, between the Company and GR Match LLC (the “Media Services Agreement”).

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with U.S. GAAP; (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; (c) Liens incurred in connection with Permitted Indebtedness; and (e) Liens incurred pursuant to Section 2.3 of the Media Services Agreement and the Security Agreement contemplated thereby.

“Security Interest” means the security interest granted under Section 2.

“UCC” means the Uniform Commercial Code as adopted in the State of California.

2.           Security Interest.  The Debtor hereby grants the Secured Party, except as hereinafter provided, a first lien security interest (the “Security Interest”) in the Collateral to secure payment of the Obligations.  The Security Interest shall be subordinate to any Permitted Liens.

3.           Representations, Warranties and Agreements.  The Debtor hereby represents, warrants and agrees as follows:

(a)           Title.  The Debtor (i) has absolute title to each item of Collateral in existence on the date hereof, free and clear of all Liens other than Permitted Liens, (ii) will have, at the time the Debtor acquires any rights in Collateral hereafter arising, absolute title to each such item of Collateral free and clear of all Liens other than Permitted Liens, (iii) will keep all Collateral free and clear of all Liens other than Permitted Liens, and (iv) will defend the Collateral against all claims or demands of all persons other than the Secured Party except holders of Permitted Liens. The Debtor will not sell or otherwise dispose of the Collateral or any interest therein without the prior written consent of the holder or holders of more than 51% of the outstanding principal amount of the Note, except that, until the occurrence of an Event of Default and the revocation by the holder or holders of more than 51% of the outstanding principal amount of the Note of the Debtor’s right to do so, the Debtor may sell any inventory constituting Collateral to buyers in the ordinary course of business.

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(b)           Legal Name; Jurisdiction; Chief Executive Office. CyberDefender Corporation is the Debtor’s correct legal name.  The Debtor is organized as a corporation under the laws of the State of California.  Its chief executive office is located in Los Angeles, California.

4.           Financing Statements.  The Secured Party may (and the Debtor hereby authorizes the Secured Party to) execute and file such financing statements and other documents as the Secured Party may at any time deem appropriate to perfect the Security Interest.

5.           Remedies upon Event of Default.  If the holder or holders of more than 51% of the outstanding principal amount of the Note elect(s) to accelerate the Note upon the occurrence and continuation of an Event of Default, the Secured Party may at any time thereafter exercise any one or more of the following rights and remedies: (a) exercise and enforce any or all rights and remedies available upon default to a secured party under the UCC, including but not limited to the right to take possession of any Collateral, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Debtor hereby expressly waives), and the right to sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith, the Secured Party may require the Debtor to make the Collateral available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties, and if notice to the Debtor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given at least 10 calendar days prior to the date of intended disposition or other action; and (c) exercise or enforce any or all other rights or remedies available to the Secured Party by law or agreement against the Collateral, against the Debtor or against any other person or property.

6.           Secured Party’s Obligations.  The Secured Party’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if the Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person.

7.           Waiver; Cumulative Remedies.  This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in writing signed by the holder or holders of at least 51% of the outstanding principal amount of the Note; provided, that this Security Interest will be released in full, without further action by any party, upon the satisfaction in full of the Note.  A waiver signed by the Secured Party shall be effective only in the specific instance and for the specific purpose given.  Mere delay or failure to act shall not preclude the exercise or enforcement of any of the Secured Party’s rights or remedies.  All rights and remedies of the Secured Party shall be cumulative and may be exercised singularly or concurrently, at the Secured Party’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.  Any waiver, modification or amendment of this Agreement affecting any rights of the Debtor shall be in writing signed by the Debtor.

8.           Binding Effect.  This Agreement has been duly and validly authorized by all necessary action of the Debtor and the Secured Party. This Agreement shall be binding upon and inure to the benefit of the Debtor and the Secured Party and their respective successors and assigns and shall take effect when signed by the Debtor and delivered to the Secured Party, and the Debtor waives notice of the Secured Party’s acceptance hereof.

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9.           Governing Law; Venue.  This Agreement will be governed by the laws of the State of California without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. Venue for any legal action under this Agreement shall be the state or federal courts located in the City of Los Angeles, California.

10.           Severability.  If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby.

11.           Survival.  All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations.

12.           Counterparts.  This Agreement may be executed by facsimile signature and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

CYBERDEFENDER CORPORATION,
a California Corporation

Gary Guseinov
Chief Executive Officer

SECURED PARTY:

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NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT – CERTIFICATE WC-___

To Purchase ______ Shares of Common Stock of

CyberDefender Corporation

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, _______________ (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the third anniversary date of this Agreement (the “Termination Date”) but not thereafter, to subscribe for and purchase from CyberDefender Corporation, a California corporation (the “Company”), ______ shares (the “Warrant Shares”) of Common Stock, no par value, of the Company (the “Common Stock”).  The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).  This Warrant is executed and delivered pursuant to that certain Placement Agent Agreement, dated as of the Initial Exercise Date, between the Holder and the Company (the “Placement Agent Agreement”).

Section 1.	[Intentionally Omitted]

Section 2.             Exercise.

a)
Exercise of Warrant.  Subject to the foregoing vesting provisions, exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed  hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); provided, however, within 5 Trading Days of the date said Notice of Exercise is delivered to the Company, the Holder shall have surrendered this Warrant to the Company and the Company shall have received  payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank.

b)	Exercise Price. The exercise price of the Common Stock under this Warrant shall be $2.05, subject to adjustment hereunder (the “Exercise Price”).

c)
Exercise Limitations; Holder’s Restrictions.  The Holder shall not have the right to exercise any portion of this Warrant to the extent that after giving effect to such issuance after exercise, the Holder (together with the Holder’s affiliates), as set forth on the applicable Notice of Exercise, would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance.  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Notes or Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 2(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, it being acknowledged by Holder that the Company is not representing to Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and Holder is solely responsible for any schedules required to be filed in accordance therewith.   To the extent that the limitation contained in this Section 2(c) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder) and of which a portion of this Warrant is exercisable shall be in the sole discretion of such Holder, and the submission of a Notice of Exercise shall be deemed to be such Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.  For purposes of this Section 2(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-QSB or Form 10-KSB, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of the Holder, the Company shall within two Trading Days confirm orally and in writing by email to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The provisions of this Section 2(c) may be waived by the Holder upon, at the election of the Holder, not less than 61 days’ prior notice to the Company, and the provisions of this Section 2(c) shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).

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d)	Mechanics of Exercise.

i)
Authorization of Warrant Shares.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).  The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

ii)
Delivery of Certificates Upon Exercise.  Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is a participant in such system, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise within 5 Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”).  This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company.  The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares, have been paid.

iii)
Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

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iv)
Rescission Rights.  If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 2(d)(iv) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

v)
No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

vi)
Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vii)	Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3.             Certain Adjustments.

a)
Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Warrant), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted.  Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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b)
Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time shall not includes shares of Common Stock owned or held by or for the account of the Company, and the description of any such shares of Common Stock shall be considered on issue or sale of Common  Stock.  For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

c)           Notice to Holders.

i.      Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to this Section 3, the Company shall promptly mail to each Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.      Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights;; (D) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last addresses as it shall appear upon the Warrant Register of the Company, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to exercise this Warrant during the 10-day period commencing the date of such notice to the effective date of the event triggering such notice.

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d)
Fundamental Transaction. If, at any time while this Warrant is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise absent such Fundamental Transaction, at the option of the Holder, (a) upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Alternate Consideration receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event or (b) cash equal to the value of this Warrant as determined in accordance with the Black-Scholes option pricing formula (the “Alternate Consideration”).  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (f) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

e)	Exempt Issuance. Notwithstanding the foregoing, no adjustments, Alternate Consideration nor notices shall be made, paid or issued under this Section 3 in respect of an Exempt Issuance.

f)
Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

Section 4.             Transfer of Warrant.

a)
Transferability.  Subject to compliance with any applicable securities laws and the conditions set forth in Sections 5 and 4(d) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

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b)
New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

c)
Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)
Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the Securities Act or a qualified institutional buyer as defined in Rule 144A(a) under the Securities Act.

Section 5.	Miscellaneous.

a)
Title to Warrant.  Prior to the Termination Date and subject to compliance with applicable laws and Section 4 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.  The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

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b)
No Rights as Shareholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.  Upon the surrender of this Warrant and the payment of the aggregate Exercise Price (or by means of a cashless exercise), the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

c)
Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

d)
Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

e)
Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

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Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

f)
Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Placement Agent Agreement.

g)
Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

h)
Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date.  If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

i)
Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Placement Agent Agreement.

j)
Limitation of Liability.  No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

k)
Remedies.  Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

l)
Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

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m)	Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

n)
Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

o)	Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Certificate: WC-____

Dated:  ____________

CYBERDEFENDER CORPORATION

Name: Kevin Harris
Title: Chief Financial Officer

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NOTICE OF EXERCISE

TO:             CYBERDEFENDER CORPORATION

(1)   The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full in lawful money of the United States, together with all applicable transfer taxes, if any.

(2)   Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

Tax ID Number

The Warrant Shares shall be delivered to the following:

(4)  Accredited Investor.  The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________
Signature of Authorized Signatory of Investing Entity: _________________________________________________
Name of Authorized Signatory: ___________________________________________________________________
Title of Authorized Signatory: ____________________________________________________________________
Date: ________________________________________________________________________________________

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated:  ______________, _______

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:  ___________________________________________

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.